Exhibit 99

Scripps Networks Interactive reports full year and fourth quarter 2017 operating results

Full Year 2017 Financial Highlights:

•	Record consolidated operating revenues of $3.6 billion, an increase of 4.7%;
•	Consolidated income from operations before income taxes of $1.3 billion, an increase of 2.6%;
•	Consolidated adjusted segment profit(1) of $1.5 billion, an increase of 2.2%;
•	Consolidated net income attributable to Scripps Networks Interactive of $623.9 million, a decrease of 7.4%; and
•	Consolidated adjusted net income(1) attributable to Scripps Networks Interactive of $752.6 million, an increase of 16.9%.

Fourth Quarter 2017 Financial Highlights:

•	Record consolidated operating revenues of $956.1 million, an increase of 7.6%;
•	Consolidated income from operations before income taxes of $325.9 million, an increase of 72.2%;
•	Consolidated adjusted segment profit(1) of $371.1 million, an increase of 9.0%;
•	Consolidated net income attributable to Scripps Networks Interactive of $65.9 million, an increase of 26.5%; and
•	Consolidated adjusted net income(1) attributable to Scripps Networks Interactive of $181.9 million, an increase of 46.2%.

KNOXVILLE, Tenn. — Feb. 26, 2018 — Scripps Networks Interactive, Inc. (Nasdaq: SNI) today reported operating results for the full year and fourth quarter 2017.

In 2017, HGTV was ranked the No. 1 ad-supported cable network for upscale women 25-54 in sales prime for the eleventh consecutive year and was the No. 2 cable network for women 25-54. Food Network finished 2017 as the No. 8 cable network for women 25-54, and Travel Channel delivered a 5% improvement in its adult 25-54 sales prime ratings. TVN, a leading multi-platform media business in Poland, grew its share of audience by 5% for viewers 16-49 in 2017.

In the fourth quarter of 2017, both HGTV and Food Network ranked in the top-10 for advertising supported cable networks for women 25-54 in sales prime, and Travel Channel delivered a 5% improvement in its adult 25-54 sales prime ratings. TVN was the No. 1 media company for the 16-49 demographic for the fourth quarter, growing its audience share by 2%.

Scripps Lifestyle Studios, the digital content division of Scripps Networks Interactive, delivered a record-breaking year, generating more than 19 billion global video views on various digital platforms, nearly three times more than the previous year. Video views benefited in part from the inclusion of millennial-targeted food content brand, Spoon University, the launch of the new food-focused digital brand, Genius Kitchen, and expansion of the Scripps Lifestyle Studios offering to international markets.

Kenneth W. Lowe, Chairman, President and Chief Executive Officer, said, “Scripps Networks Interactive finished a pivotal 2017 year with a strong fourth quarter, executing on our strategic objectives and delivering financially with record revenue and growing segment profit. We reached new consumers through the thousands of compelling experiences created by Scripps Lifestyle Studios. We invested in our core business as well as our fast-growing digital offerings, allowing us to capitalize on the popularity of our powerful lifestyle brands across the globe. And, of course, we announced our merger with Discovery Communications, creating an unmatched opportunity to deliver our real-life content to a greater number of audiences.”

Lowe continued, “We have great momentum as we head into 2018. Our incredible teams remain intently focused on doing what we do best: creating great lifestyle content that connects with audiences through ideas, information and inspiration. We are excited about the prospects for the combination with Discovery and are diligently working toward finalizing the transaction to bring these two great companies together.”

Full Year 2017 Consolidated Results

Consolidated operating revenues for 2017 were $3.6 billion, an increase of 4.7% compared with the prior year. Advertising revenues were $2.5 billion, an increase of 3.7%, and distribution revenues were $955.4 million, an increase of 6.8% compared with the prior year.

Consolidated income from operations before income taxes for 2017 was $1.3 billion, an increase of 2.6% compared with the prior year. Consolidated adjusted segment profit(1) was $1.5 billion, an increase of 2.2% compared with the prior year. The improvement in consolidated income from operations before income taxes reflects an increase in operating revenues, higher foreign currency transaction gains, lower interest expense and a decline in goodwill and other intangible asset write-downs compared with the prior year. These favorable variances were partially offset by increased investments in programming, marketing and data as well as merger related expenses.

Consolidated net income attributable to Scripps Networks Interactive for 2017 decreased 7.4% to $623.9 million, or $4.76 per diluted share, compared with the prior year, primarily driven by the negative variances mentioned in the prior paragraph as well as a higher effective tax rate driven by the impact of tax law changes enacted in the U.S. and Poland. These unfavorable variances were partially offset by an increase in operating revenues, higher foreign currency transaction gains, lower interest expense and a decline in goodwill and other intangible asset write-downs. Consolidated adjusted net income(1) attributable to Scripps Networks Interactive increased 16.9% to $752.6 million, or $5.74 per diluted share, reflecting an increase in operating revenues, higher foreign currency transaction gains, and lower interest expense compared with the prior year. These favorable variances were partially offset by increased investments in programming, marketing and data.

Fourth Quarter 2017 Consolidated Results

Consolidated operating revenues for the fourth quarter of 2017 were $956.1 million, an increase of 7.6% compared with the prior year period. Advertising revenues were $678.1 million, an increase of 5.7%, and distribution revenues were $244.3 million, an increase of 10.5% compared with the prior year period.

Consolidated income from operations before income taxes for the fourth quarter of 2017 was $325.9 million, an increase of 72.2% compared with the prior year period. Consolidated adjusted segment profit(1) was $371.1 million, an increase of 9.0% compared with the prior year period. The improvement in consolidated income from operations before income taxes reflects an increase in operating revenues, higher foreign currency transaction gains, lower interest expense and a decline in goodwill and other intangible asset write-downs compared with the prior year period. These favorable variances were partially offset by increased investments in programming, marketing and data as well as merger related expenses.

Consolidated net income attributable to Scripps Networks Interactive for the fourth quarter of 2017 increased 26.5% to $65.9 million, or $0.50 per diluted share, compared with the prior year period, primarily driven by an increase in operating revenues, higher foreign currency transaction gains, lower interest expense and a decline in goodwill and other intangible asset write-downs. These favorable variances were partially offset by increased investments in programming, marketing and data and merger related expenses as well as a higher effective tax rate driven by the impact of tax law changes enacted in the U.S. and Poland. Consolidated adjusted net income(1) attributable to Scripps Networks Interactive increased 46.2% to $181.9 million, or $1.38 per diluted share, reflecting an increase in operating revenues, higher foreign currency transaction gains and lower interest expense compared with the prior year period. These favorable variances were partially offset by increased investments in programming, marketing and data.

Fourth Quarter 2017 Segment Results

Segment Profit and Adjusted Segment Profit - Q4 2017 and 2016
	U.S. Networks		International Networks		Corporate and Other		Consolidated
	Three months ended		Three months ended		Three months ended		Three months ended
	December 31,		December 31,		December 31,		December 31,
(in thousands)	2017	2016	2017	2016	2017	2016	2017	2016
Income (loss) from operations before income taxes	$323,173	$308,023	$56,569	$(30,866)	$(53,800)	$(87,911)	$325,942	$189,246
Interest (expense) income, net	(108)	(67)	114	(4,344)	(21,618)	(25,501)	(21,612)	(29,912)
Equity in earnings of affiliates	3,291	2,995	6,286	12,524	-	-	9,577	15,519
(Loss) gain on derivatives	-	-	-	-	(1,848)	4,008	(1,848)	4,008
Miscellaneous, net	3,504	3,654	15,244	3,538	1,203	(35,312)	19,951	(28,120)
Operating income (loss)	316,486	301,441	34,925	(42,584)	(31,537)	(31,106)	319,874	227,751
Depreciation	10,882	15,285	3,493	3,240	618	(722)	14,993	17,803
Amortization	10,978	10,079	15,883	30,876	-	-	26,861	40,955
Goodwill write-down	-	-	505	57,878	-	-	505	57,878
Segment profit (loss)	338,346	326,805	54,806	49,410	(30,919)	(31,828)	362,233	344,387
Merger related expenses	504	-	2	-	8,402	-	8,908	-
TVN transaction and integration expenses	-	-	-	32	-	996	-	1,028
TVN purchase price accounting impact	-	-	-	(8,501)	-	-	-	(8,501)
Reorganization costs	-	1,779	-	-	-	1,815	-	3,594
Adjusted segment profit (loss)	$338,850	$328,584	$54,808	$40,941	$(22,517)	$(29,017)	$371,141	$340,508

U.S. Networks’ operating revenues for the fourth quarter of 2017 were $758.7 million, an increase of 3.8% compared with the prior year period. Advertising revenues were $529.9 million, an increase of 1.3% compared with the prior year period, reflecting the continued strength in pricing in the U.S. advertising market for our lifestyle brands, partially offset by lower impressions delivered. U.S. Networks’ distribution revenues were $213.6 million, an increase of 10.5% compared with the prior year period. This improvement was driven by annual rate increases and includes an adjustment related to a distribution agreement negotiated in the fourth quarter of 2017, which contributed 400 basis points of growth. Also contributing to the increase were revenues generated from over-the-top and non-linear distribution platforms, partially offset by subscriber declines.

U.S. Networks’ income from operations before income taxes for the fourth quarter of 2017 was $323.2 million, an increase of 4.9% compared with the prior year period. U.S. Networks’ adjusted segment profit(1) was $338.9 million, an increase of 3.1% compared with the prior year period. The improvement in both U.S. Networks’ income from operations before income taxes and adjusted segment profit(1) was primarily driven by an increase in operating revenues partially offset by increased investments in marketing and data compared with the prior year period.

International Networks’ operating revenues for the fourth quarter of 2017 were $203.7 million, an increase of 23.2% compared with the prior year period, reflecting positive foreign currency effects and an increase in operating revenues. Operating revenues at TVN increased 11.7% in local currency compared with the prior year period.

International Networks’ income from operations before income taxes for the fourth quarter of 2017 was $56.6 million compared with a loss of $30.9 million in the prior year period. The improvement in International Networks’ income from operations before income taxes was primarily driven by an increase in operating revenues, higher foreign currency gains and a decline in goodwill and other intangible asset write-downs, partially offset by an increase in operating expenses compared with the prior year period. International networks’ adjusted segment profit(1) was $54.8 million, an increase of 33.9% compared with the prior year period. The improvement in International Networks’ adjusted segment profit(1) was primarily driven by an increase in operating revenues and higher foreign currency gains, partially offset by an increase in operating expenses compared with the prior year period.

(1) This earnings release contains several metrics, including consolidated segment profit (loss), consolidated adjusted segment profit (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and free cash flow that are not calculated in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"). Refer to the Non-GAAP Financial Measures section of this press release for discussion of consolidated segment profit (loss), consolidated adjusted segment profit (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and free cash flow and a reconciliation to their respective most comparable financial measure calculated in accordance with GAAP.

Guidance

Due to the pending merger with Discovery Communications, Scripps Networks Interactive will not issue full year 2018 guidance.

Conference Call Information

Due to the pending merger with Discovery Communications, Scripps Networks Interactive will not hold a conference call for investors in connection with the issuance of this earnings release.

Forward-Looking Statements

This press release contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from the expectations expressed in forward-looking statements, including changes in advertising demand and other economic conditions as well as other reasons described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the caption entitled “Forward-Looking Statements” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps Networks Interactive, Inc.
Scripps Networks Interactive, Inc. (Nasdaq: SNI) is one of the leading developers of engaging lifestyle content in the home, food and travel categories for television, the Internet and emerging platforms. The company's lifestyle media portfolio includes leading TV and entertainment brands HGTV, Food Network, Travel Channel, DIY Network, Cooking Channel and Great American Country. Its digital division Scripps Lifestyle Studios, creates compelling content for online, social and mobile platforms. International operations include TVN, Poland’s premier multi-platform media company; UKTV, an independent commercial joint venture with BBC Worldwide; Asian Food Channel, the first pan-regional TV food network in Asia; and lifestyle channel Fine Living Network. The company’s global networks and websites reach millions of consumers across North and South America, Asia-Pacific, Europe, the Middle East and Africa. Scripps Networks Interactive is headquartered in Knoxville, Tenn. For more information, please visit http://www.scrippsnetworksinteractive.com.

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Discovery and Scripps. In connection with the proposed merger, Discovery has filed a registration statement on Form S-4, containing a joint proxy statement/prospectus with the SEC, which was declared effective by the SEC on October 19, 2017. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Discovery and Scripps with the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by Scripps will be made available free of charge on Scripps’ investor relations website at http://ir.scrippsnetworksinteractive.com. Free copies of documents filed with the SEC by Discovery will be made available free of charge on Discovery’s investor relations website at www.corporate.discovery.com.

Participants in the Solicitation

Scripps and its directors and executive officers, and Discovery and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Scripps Class A common shares and common voting shares in respect of the proposed merger. Information about the directors and executive officers of Scripps is set forth in Scripps’ proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 29, 2017. Information about the directors and executive officers of Discovery is set forth Discovery’s proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 5, 2017. Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement/prospectus regarding the proposed merger.

# # #

Contact: Scripps Networks Interactive, Inc.

Investors: Mike Gallentine, 865-560-4473, MGallentine@scrippsnetworks.com;

Media: Dylan Jones, 865-560-5068, DJones@scrippsnetworks.com; or

Kristin Alm, 865-560-4316, KAlm@scrippsnetworks.com

SCRIPPS NETWORKS INTERACTIVE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
	Three months ended December 31,			Year ended December 31,
	2017	2016	% Change Fav / (Unfav)	2017	2016	% Change Fav / (Unfav)
Operating revenues:
Advertising	$678,105	$641,475	5.7%	$2,505,257	$2,416,403	3.7%
Distribution	244,275	221,151	10.5%	955,404	894,367	6.8%
Other	33,736	26,075	29.4%	101,146	90,665	11.6%
Total operating revenues	956,116	888,701	7.6%	3,561,807	3,401,435	4.7%
Operating expenses:
Cost of services, excluding depreciation and amortization	356,812	328,355	(8.7)%	1,253,994	1,193,228	(5.1)%
Selling, general and administrative	237,071	215,959	(9.8)%	881,030	806,733	(9.2)%
Depreciation	14,993	17,803	15.8%	58,349	71,559	18.5%
Amortization	26,861	40,955	34.4%	93,516	123,442	24.2%
Goodwill write-down	505	57,878	99.1%	505	57,878	99.1%
Total operating expenses	636,242	660,950	3.7%	2,287,394	2,252,840	(1.5)%
Operating income	319,874	227,751	40.4%	1,274,413	1,148,595	11.0%
Interest expense, net	(21,612)	(29,912)	27.7%	(93,159)	(129,441)	28.0%
Equity in earnings of affiliates	9,577	15,519	(38.3)%	59,758	71,382	(16.3)%
(Loss) gain on derivatives	(1,848)	4,008	(146.1)%	(11,302)	17,868	(163.3)%
(Loss) gain on sale of investments	-	-	NM	(1,026)	191,824	(100.5)%
Miscellaneous, net	19,951	(28,120)	170.9%	82,526	(22,450)	467.6%
Income from operations before income taxes	325,942	189,246	72.2%	1,311,210	1,277,778	2.6%
Provision for income taxes	210,166	96,937	(116.8)%	496,859	430,330	(15.5)%
Net income	115,776	92,309	25.4%	814,351	847,448	(3.9)%
Less: net income attributable to non-controlling interests	(49,904)	(40,216)	(24.1)%	(190,416)	(173,853)	(9.5)%
Net income attributable to SNI	$65,872	$52,093	26.5%	$623,935	$673,595	(7.4)%

Net income attributable to SNI Class A Common and Common Voting shareholders per share of common stock:
Basic	$0.51	$0.40	27.5%	$4.79	$5.20	(7.9)%
Diluted	$0.50	$0.40	25.0%	$4.76	$5.18	(8.1)%
Weighted average shares outstanding:
Basic	130,392	129,661		130,217	129,529
Diluted	131,353	130,350		131,063	130,104

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value amounts)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$130,357	$122,937
Accounts receivable, net of allowances: 2017 - $13,162; 2016 - $26,118	914,812	808,133
Programs and program licenses, net	634,588	591,378
Prepaid expenses and other current assets	68,763	135,651
Total current assets	1,748,520	1,658,099
Programs and program licenses, net (less current portion)	474,714	500,022
Investments	740,810	699,481
Property and equipment, net of accumulated depreciation: 2017 - $370,826; 2016 - $354,435	333,068	286,399
Goodwill, net	1,819,693	1,642,169
Intangible assets, net	1,109,672	1,092,682
Deferred income taxes	104,859	175,291
Other non-current assets	190,344	146,151
Total Assets	$6,521,680	$6,200,294
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$48,149	$42,223
Accrued liabilities	189,656	152,480
Employee compensation and benefits	102,327	123,506
Program rights payable	85,004	70,403
Deferred revenue	148,134	77,987
Current portion of debt	—	249,932
Total current liabilities	573,270	716,531
Debt (less current portion)	2,522,005	2,952,454
Other non-current liabilities	315,217	302,881
Total liabilities	3,410,492	3,971,866
Commitments and contingencies (Note 20)
Shareholders' equity:
Scripps Networks Interactive ("SNI") shareholders’ equity:
Preferred stock, $0.01 par - authorized: 25,000,000 shares; none outstanding	—	—
Common stock, $0.01 par:
Class A Common Shares - authorized: 240,000,000 shares; issued and outstanding: 2017 - 96,204,627 shares; 2016 - 95,491,477 shares	962	954
Common Voting Shares - authorized: 60,000,000 shares; issued and outstanding: 2017 - 33,850,481 shares; 2016 - 33,850,481 shares	339	339
Total common stock	1,301	1,293
Additional paid-in capital	1,448,723	1,390,411
Retained earnings	1,341,974	871,766
Accumulated other comprehensive loss	(13,809)	(363,701)
SNI shareholders’ equity	2,778,189	1,899,769
Non-controlling interest (Note 17)	332,999	328,659
Total equity	3,111,188	2,228,428
Total Liabilities and Equity	$6,521,680	$6,200,294

SCRIPPS NETWORKS INTERACTIVE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Year ended December 31,
	2017	2016	2015
Operating Activities:
Net income	$814,351	$847,448	$778,473
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	58,349	71,559	73,112
Amortization	93,516	123,442	68,647
Goodwill write-down	505	57,878	—
Investment write-down	—	10,701	—
Program amortization	997,862	934,419	783,456
Program payments	(993,420)	(915,486)	(875,554)
Equity in earnings of affiliates	(59,758)	(71,382)	(80,916)
Share-based compensation	40,219	35,198	29,568
Loss (gain) on derivatives	11,302	(17,868)	(50,256)
Loss (gain) on sale of investments	1,026	(191,824)	—
(Gain) loss on foreign currency transactions	(86,690)	16,137	22,430
Dividends received from equity investments	77,780	65,277	93,624
Deferred income taxes	67,854	(10,427)	(24,678)
Changes in working capital accounts:
Accounts receivable, net	(86,022)	(2,462)	(79,070)
Other assets	8,962	(17,657)	(12,702)
Accounts payable	1,926	8,887	(1,501)
Deferred revenue	70,252	(17,150)	44,040
Accrued / refundable income taxes	94,371	29,480	41,201
Other liabilities	(32,304)	11,790	32,360
Other, net	(24,287)	(19,134)	(29,250)
Cash provided by operating activities	1,055,794	948,826	812,984
Investing Activities:
Additions to property and equipment	(75,641)	(74,406)	(52,480)
Collections of note receivable	4,547	4,073	4,655
Purchase of investments	(21,112)	(15,916)	(35,023)
Sale of investments	46,733	226,484	—
Purchase of subsidiary companies, net of cash acquired	(10,320)	(450)	(539,309)
Investment in intangible	—	(11,634)	—
Foreign currency call option premium	—	—	(16,000)
Settlements of derivatives	(11,302)	18,482	65,824
Other, net	2,079	(5,902)	(32,167)
Cash (used in) provided by investing activities	(65,016)	140,731	(604,500)
Financing Activities:
Proceeds from debt	630,000	475,000	3,180,764
Repayments of debt	(1,315,000)	(890,000)	(1,930,000)
Debt issuance costs	—	—	(14,491)
Early extinguishment of debt	—	(380,648)	(652,104)
Purchases of non-controlling interests	(15)	(103,500)	(853,853)
Dividends paid to non-controlling interests	(186,116)	(157,687)	(189,539)
Dividends paid	(156,684)	(129,725)	(118,857)
Repurchases of Class A Common Shares	—	—	(288,502)
Proceeds from stock options	23,662	15,110	9,207
Other, net	1,070	(3,993)	(18,368)
Cash used in financing activities	(1,003,083)	(1,175,443)	(875,743)
Effect of exchange rate changes on cash and cash equivalents	19,725	(14,621)	12,539
Increase (decrease) in cash and cash equivalents	7,420	(100,507)	(654,720)
Cash and cash equivalents - beginning of period	122,937	223,444	878,164
Cash and cash equivalents - end of period	$130,357	$122,937	$223,444
Supplemental Cash Flow Disclosures:
Interest paid, excluding amounts capitalized	$93,472	$131,158	$95,336
Income taxes paid	$341,801	$408,275	$318,920

Non-GAAP Financial Measures

In addition to results prepared in accordance with GAAP provided in this press release, the company has also presented consolidated segment profit (loss), consolidated adjusted segment profit (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and free cash flow.

The company evaluates the operating performance of its businesses and uses a financial measure referred to as segment profit (loss). Consolidated segment profit (loss) is the aggregate of the segment profit for each of our two reportable segments. Segment profit (loss) is defined as income (loss) from operations before income taxes, excluding depreciation, amortization, goodwill write-down, interest expense, net, equity in earnings of affiliates, gain (loss) on derivatives, gain (loss) on sale of investments, other miscellaneous non-operating expenses and income taxes, which are included in net income (loss) determined in accordance with GAAP.

The company uses segment profit (loss) to assess the operating results and performance of its businesses and makes decisions about the allocation of resources to businesses using this financial measure. The company believes segment profit (loss) is relevant to investors because it allows them to analyze and evaluate the operating performance of its segments consistent with management. Depreciation and amortization charges are a result of decisions made in prior periods regarding the allocation of resources and are, therefore, excluded from segment profit (loss). Also excluded from segment profit (loss) are financing, tax structuring and acquisition and divestiture decisions, which are generally made by corporate executives. Excluding these items from the performance measure of our businesses enables management to evaluate operating performance based on current economic conditions and decisions made by the managers of the businesses in the current period.

The company defines consolidated adjusted segment profit (loss) and adjusted net income (loss) as segment profit (loss) and net income (loss), respectively, excluding the impact of items not routine in nature and defines adjusted net income (loss) per diluted share as net income (loss) per diluted share, excluding the impact of items not routine in nature. The company believes consolidated adjusted segment profit (loss), adjusted net income (loss) and adjusted net income (loss) per diluted share are relevant to investors because it allows them to analyze the performance of segments excluding the impact of items not routine in nature or core to regular business operations.

The company defines free cash flow as cash provided by operating activities less dividends paid to non-controlling interests and additions to property and equipment. The company measures free cash flow as believes it is an important indicator for management and investors as to its liquidity, including the ability to reduce debt, make strategic investments and return capital to shareholders.

Consolidated segment profit (loss), consolidated adjusted segment profit (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and free cash flow are non-GAAP measures and should be considered in addition to, but not as a substitute for, income (loss) from operations before income taxes, net income (loss), net income (loss) per diluted share, cash flow from operating activities and other measures of financial performance reported in accordance with GAAP. Since consolidated segment profit (loss), consolidated adjusted segment profit (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and free cash flow are not measures of financial performance calculated in accordance with GAAP, these non-GAAP measures may not be comparable to similar measures with similar titles used by other companies. Supplemental schedules providing a reconciliation of the non-GAAP measure to its respective most comparable financial measure in accordance with GAAP are included within this press release on the following pages.

Segment Profit and Adjusted Segment Profit - Q4 2017 and 2016
	U.S. Networks		International Networks		Corporate and Other		Consolidated
	Three months ended		Three months ended		Three months ended		Three months ended
	December 31,		December 31,		December 31,		December 31,
(in thousands)	2017	2016	2017	2016	2017	2016	2017	2016
Income (loss) from operations before income taxes	$323,173	$308,023	$56,569	$(30,866)	$(53,800)	$(87,911)	$325,942	$189,246
Interest (expense) income, net	(108)	(67)	114	(4,344)	(21,618)	(25,501)	(21,612)	(29,912)
Equity in earnings of affiliates	3,291	2,995	6,286	12,524	-	-	9,577	15,519
(Loss) gain on derivatives	-	-	-	-	(1,848)	4,008	(1,848)	4,008
Miscellaneous, net	3,504	3,654	15,244	3,538	1,203	(35,312)	19,951	(28,120)
Operating income (loss)	316,486	301,441	34,925	(42,584)	(31,537)	(31,106)	319,874	227,751
Depreciation	10,882	15,285	3,493	3,240	618	(722)	14,993	17,803
Amortization	10,978	10,079	15,883	30,876	-	-	26,861	40,955
Goodwill write-down	-	-	505	57,878	-	-	505	57,878
Segment profit (loss)	338,346	326,805	54,806	49,410	(30,919)	(31,828)	362,233	344,387
Merger related expenses	504	-	2	-	8,402	-	8,908	-
TVN transaction and integration expenses	-	-	-	32	-	996	-	1,028
TVN purchase price accounting impact	-	-	-	(8,501)	-	-	-	(8,501)
Reorganization costs	-	1,779	-	-	-	1,815	-	3,594
Adjusted segment profit (loss)	$338,850	$328,584	$54,808	$40,941	$(22,517)	$(29,017)	$371,141	$340,508

Segment Profit and Adjusted Segment Profit - Year-to-Date 2017 and 2016
	U.S. Networks		International Networks		Corporate and Other		Consolidated
	Year ended		Year ended		Year ended		Year ended
	December 31,		December 31,		December 31,		December 31,
(in thousands)	2017	2016	2017	2016	2017	2016	2017	2016
Income (loss) from operations before income taxes	$1,375,928	$1,559,099	$127,622	$68,229	$(192,340)	$(349,550)	$1,311,210	$1,277,778
Interest (expense) income, net	(491)	(232)	616	(25,042)	(93,284)	(104,167)	(93,159)	(129,441)
Equity in earnings of affiliates	20,292	23,943	39,466	47,439	-	-	59,758	71,382
(Loss) gain on derivatives	-	-	-	-	(11,302)	17,868	(11,302)	17,868
Gain (loss) on sale of investments	-	208,197	(526)	-	(500)	(16,373)	(1,026)	191,824
Miscellaneous, net	11,777	13,259	28,935	98,740	41,814	(134,449)	82,526	(22,450)
Operating income (loss)	1,344,350	1,313,932	59,131	(52,908)	(129,068)	(112,429)	1,274,413	1,148,595
Depreciation	43,288	59,298	12,546	12,205	2,515	56	58,349	71,559
Amortization	40,691	40,220	52,825	83,222	-	-	93,516	123,442
Goodwill write-down	-	-	505	57,878	-	-	505	57,878
Segment profit (loss)	1,428,329	1,413,450	125,007	100,397	(126,553)	(112,373)	1,426,783	1,401,474
Merger related expenses	1,411	-	2	-	27,856	-	29,269	-
TVN transaction and integration expenses	-	17	-	11,168	-	3,953	-	15,138
TVN purchase price accounting impact	-	-	-	(8,501)	-	-	-	(8,501)
Restructuring costs	-	(29)	-	-	-	(281)	-	(310)
Reorganization costs	-	10,565	-	-	-	5,784	-	16,349
Adjusted segment profit (loss)	$1,429,740	$1,424,003	$125,009	$103,064	$(98,697)	$(102,917)	$1,456,052	$1,424,150

Adjusted Net Income - Q4 2017
	Three months ended December 31, 2017
(in thousands, except per share data) GAAP measure	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Loss on derivatives	Loss on sale of investments	Miscellaneous, net	Provision for income taxes	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$356,812	$237,071	$41,854	$(1,848)	$-	$19,951	$210,166	$65,872	$0.50
Merger related expenses	(193)	(8,715)	-	-	-	-	-	5,523	0.04
Tax law changes impact	-	-	-	-	-	-	(110,493)	110,493	0.84
As adjusted	$356,619	$228,356	$41,854	$(1,848)	$-	$19,951	$99,673	$181,888	$1.38
(A) Merger related expenses tax effected at 38% statutory tax rate.

Adjusted Net Income - Q4 2016
	Three months ended December 31, 2016
(in thousands, except per share data) GAAP measure	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Goodwill write-down	Gain on derivatives	Gain on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$328,355	$215,959	$58,758	$57,878	$4,008	$-	$(28,120)	$52,093	$0.40
Goodwill write-down	-	-	-	(57,878)	-	-	-	57,878	0.44
Intangible assets write-down	-	-	(15,943)	-	-	-	-	13,233	0.10
Investments write-down	-	-	-	-	-	-	10,701	8,668	0.07
TVN transaction and integration expenses	-	(1,028)	-	-	-	-	-	637	-
Reorganization costs	(1,568)	(2,026)	-	-	-	-	-	2,228	0.02
Gain on extinguishment of debt	-	-	-	-	-	-	(4,254)	(3,446)	(0.03)
TVN purchase price accounting impact	8,501	-	-	-	-	-	-	(6,886)	(0.05)
As adjusted	$335,288	$212,905	$42,815	$-	$4,008	$-	$(21,673)	$124,406	$0.95

(A) Items tax effected at 38% statutory tax rate, with the exception of the following: $57.9 million goodwill write-down, which has a 0% effective tax rate; $15.9 million intangible assets write-down, which has a 17% effective tax rate; and $4.3 million gain on extinguishment of debt, $10.7 million investments write-down and $8.5 million TVN purchase price accounting impact, which have a 19% effective tax rate.

Adjusted Net Income - Year-to-Date 2017
	Year ended December 31, 2017
(in thousands, except per share data) GAAP measure	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Loss on derivatives	Loss on sale of investments	Miscellaneous, net	Provision for income taxes	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$1,253,994	$881,030	$151,865	$(11,302)	$(1,026)	$82,526	$496,859	$623,935	$4.76
Merger related expenses	(428)	(28,841)	-	-	-	-	-	18,147	0.14
Tax law changes impact	-	-	-	-	-	-	(110,493)	110,493	0.84
As adjusted	$1,253,566	$852,189	$151,865	$(11,302)	$(1,026)	$82,526	$386,366	$752,575	$5.74
(A) Merger related expenses tax effected at 38% statutory tax rate.

Adjusted Net Income - Year-to-Date 2016
	Year ended December 31, 2016
(in thousands, except per share data) GAAP measure	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Goodwill write-down	Gain on derivatives	Gain on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$1,193,228	$806,733	$195,001	$57,878	$17,868	$191,824	$(22,450)	$673,595	$5.18
Goodwill write-down	-	-	-	(57,878)	-	-	-	57,878	0.44
Intangible assets write-down	-	-	(15,943)	-	-	-	-	13,233	0.10
Investments write-down	-	-	-	-	-	-	10,701	8,668	0.07
TVN transaction and integration expenses	(17)	(15,121)	-	-	-	-	-	11,505	0.09
Restructuring costs	-	310	-	-	-	-	-	(192)	-
Reorganization costs	(5,546)	(10,803)	-	-	-	-	-	10,136	0.08
Gain on extinguishment of debt	-	-	-	-	-	-	(6,650)	(5,387)	(0.04)
TVN purchase price accounting impact	8,501	-	-	-	-	-	-	(6,886)	(0.05)
Sale of investments	-	-	-	-	-	(191,824)	-	(118,931)	(0.91)
As adjusted	$1,196,166	$781,119	$179,058	$-	$17,868	$-	$(18,399)	$643,619	$4.96

(A) Items tax effected at 38% statutory tax rate, with the exception of the following: $57.9 million goodwill write-down, which has a 0% effective tax rate; $15.9 million intangible assets write-down, which has a 17% effective tax rate; and $11.2 million TVN transaction and integration expenses, $6.7 million gain on extinguishment of debt, $10.7 million investments write-down and $8.5 million TVN purchase price accounting impact, which have a 19% effective tax rate.

Free Cash Flow - 2017 and 2016
	Year ended December 31,
(in thousands)	2017	2016
Cash provided by operating activities	$1,055,794	$948,826
Dividends paid to non-controlling interests	(186,116)	(157,687)
Additions to property and equipment	(75,641)	(74,406)
Free cash flow	$794,037	$716,733

U.S Networks Segment Operating Revenues by Network – 2017 and 2016

	Three months ended December 31			Year ended December 31,
(in thousands)	2017	2016	% Change	2017	2016	% Change
Network
HGTV	$280,854	$269,390	4.3%	$1,138,107	$1,089,616	4.5%
Food Network	257,030	245,034	4.9%	965,567	932,617	3.5%
Travel Channel	79,783	78,968	1.0%	325,617	321,209	1.4%
DIY Network	38,914	39,344	(1.1)%	162,035	167,944	(3.5)%
Cooking Channel	37,086	37,004	0.2%	144,812	141,218	2.5%
Great American Country	6,537	6,857	(4.7)%	27,546	29,496	(6.6)%
Digital	48,659	43,424	12.1%	163,922	149,815	9.4%
Other	10,455	10,797	(3.2)%	41,601	41,259	0.8%
Intrasegment eliminations	(575)	(173)	(232.4)%	(2,165)	(1,750)	(23.7)%
Segment operating revenues	$758,743	$730,645	3.8%	$2,967,042	$2,871,424	3.3%
Type
Advertising	$529,919	$523,330	1.3%	$2,069,422	$2,029,095	2.0%
Distribution	213,637	193,404	10.5%	840,175	785,849	6.9%
Other	15,187	13,911	9.2%	57,445	56,480	1.7%
Segment operating revenues	$758,743	$730,645	3.8%	$2,967,042	$2,871,424	3.3%